exhibit 23

G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.257.1984
                                               702.362.0540 (fax)


                  CONSENT OF INDEPENDENT AUDITOR


July 12, 2002


To Whom It May Concern:

I have issued my report dated July 12, 2002, accompanying the financial statements of Inventory Pro, Inc. on Form 10-SB for the period of August 10, 2000 (inception date) through March 31, 2002. I hereby consent to the incorporation by reference of said report in the Registration Statement of Inventory Pro, Inc. on Form 10-SB.

Signed,

/s/ Brad Beckstead

G. Brad Beckstead, CPA